Exhibit 23



            CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-86084) of
Ridgewood Properties, Inc. of our report dated October 11,
1996 appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules.




PRICE WATERHOUSE

Atlanta, Georgia
November 22, 1996